Exhibit D
                            CERTIFICATE OF FORMATION

                                       OF

                            MADISON RUN HOLDINGS, LLC

     THIS CERTIFICATE OF FORMATION of MADISON RUN HOLDINGS, LLC (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.


                  FIRST:   The name of the Company is:


                            MADISON RUN HOLDINGS, LLC


     SECOND: The Company's registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808, and its registered agent at such address is Corporation Service Company.

     IN WITNESS WHEREOF, the undersigned, being an authorized person of the Company, has executed this Certificate of Formation on this 5th day of May, 2004.


                                                     /s/ Julie L. Wilhelm
                                                     --------------------------
                                                     Julie L. Wilhelm
                                                     Authorized Person